UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 8, 2007, Electronics for Imaging, Inc. (“EFI”) received an additional Nasdaq Staff Determination notice because of the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2006. As previously announced, a Special Committee of EFI’s Board of Directors is conducting an investigation of EFI’s historical stock option granting practices. EFI is unable to file its Form 10-K until the Special Committee investigation is complete.

As announced on March 2, 2007, a Nasdaq Listing Qualifications Panel has granted EFI’s request for continued listing of its common stock on The Nasdaq Global Select Market, subject to the following conditions: (1) on or about April 13, 2007, EFI must submit additional information to Nasdaq regarding the results of EFI’s internal review of its historical equity award practices and related accounting; and (2) on or before May 8, 2007, EFI must file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and all necessary restatements of its prior financial statements. EFI’s plan of compliance as presented to the Panel also requires EFI to file its Annual Report on Form 10-K for the year ended December 31, 2006 on or before May 8, 2007.

A copy of the press release disclosing receipt of the notice is filed as Exhibit 99.1 to this report and is incorporated in this Item 3.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 13, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ JOSEPH CUTTS
	Name:	Joseph Cutts
	Title:	Chief Operating Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2007.